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                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in Post-Effective Amendment No. 7 to Registration Statement No. 333-3222 for Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Global Balanced L.P. and Post-Effective Amendment No. 1 to Registration Statements No. 333-68773 and No. 333-68779 for Dean Witter Spectrum Select L.P. and Dean Witter Spectrum Technical L.P., respectively, (collectively, the "Partnerships") on Form S-1 of our report dated February 15, 1999 (March 4, 1999 as to Note 6) relating to the statements of financial condition of the above mentioned Partnerships as of December 31, 1998 and 1997 and the related statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1998. We also consent to the use of our report dated January 11, 1999 relating to the statements of financial condition of Demeter Management Corporation as of November 30, 1998 and 1997 appearing in the Prospectus, which is part of such Registration Statements, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 12, 1999